JOINT FILING AGREEMENT

This JOINT FILING  AGREEMENT is made and entered into by and among Iridian Asset
Management  LLC,  The  Governor  and  Company  of  the  Bank  of  Ireland,   IBI
Interfunding, BancIreland/First Financial, Inc., and BIAM (US) Inc.

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursunat to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of L-1 Identity Solutions, Inc. that are requireed to be reported on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

Date: February 4, 2009



                              IRIDIAN ASSET MANAGEMENT LLC

                              By: /s/    Jeffrey M. Elliott
                                   ----------------------------------
                                       Jeffrey M. Elliott
                                       Executive Vice President


                              THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                             By:   /s/   John Clifford
                                   ----------------------------------
                                        John Clifford
                                        Secretary


                              BIAM HOLDINGS

                             By:   /s/   Hill Wilson Limited
                                   ----------------------------------
                                        Hill Wilson Limited
                                        Secretary


                              BANCIRELAND (US) HOLDINGS, INC.

                              By:  /s/   Jeffrey M. Elliott
                                    ----------------------------------
                                        Jeffrey M. Elliott
                                        Agent

                              BIAM (US) INC.

                              By:  /s/   Jeffrey M. Elliott
                                    ----------------------------------
                                        Jeffrey M. Elliott
                                        Agent